Exhibit 10.5

EXECUTION COPY

Dated June 1, 2011

(1)                                  BUNGE LIMITED, as Performance Undertaking Provider

(2)                                  COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., as Administrative Agent

PERFORMANCE AND INDEMNITY AGREEMENT

THIS PERFORMANCE AND INDEMNITY AGREEMENT (this “Agreement”) is dated June 1, 2011 and made by and among:

(1)                                  BUNGE LIMITED, a company formed under the laws of Bermuda (the “Performance Undertaking Provider”), in favor of:

(2)                                  COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., as Administrative Agent on behalf of the Secured Parties under the Receivables Transfer Agreement and the other Transaction Documents referred to below (in such capacity, the “Administrative Agent”).

BACKGROUND:

(A)                              Each Originator has entered into an Originator Sale Agreement with an Intermediate Transferor or with the Seller, in either case as purchaser, pursuant to which such Originator, subject to the terms and conditions of such Originator Sale Agreement, will sell to such purchaser all of its right, title and interest in certain Receivables, Related Security and Collections.

(B)                                In order to finance its purchases of Receivables, Related Security and Collections pursuant to each Originator Sale Agreement to which it is a party, each Intermediate Transferor has entered into an Intermediate Transfer Agreement pursuant to which the Seller, subject to the terms and conditions of such Intermediate Transfer Agreement, will from time to time acquire Receivables, Related Security and Collections.

(C)                                In order to obtain the funds with which to acquire Receivables, Related Security and Collections from the Originators and the Intermediate Transferors, as applicable, the Seller has entered into the Receivables Transfer Agreement, pursuant to which the Conduit Purchasers may, in their sole discretion, and the Committed Purchasers shall, if a related Conduit Purchaser declines to do so, make Incremental Investments requested by the Seller from time to time, in each case subject to the terms and conditions of the Receivables Transfer Agreement.

(D)                               Each of the Originators and Bunge Finance B.V., a private limited liability company organized under the laws of the Netherlands (the “Master Servicer”), has entered into a Servicing Agreement with the Seller Parties and the Administrative Agent, pursuant to which, among other things, the Master Servicer has agreed to act as initial Master Servicer, and each of the Originators has agreed to act as a Sub-Servicer, in each case for the Seller Parties and the Administrative Agent, with respect to the servicing and collection of Receivables, Related Security and Collections.

(E)                                 The Subordinated Lender has entered into a Subordinated Loan Agreement with the Seller, pursuant to which the Subordinated Lender may, from time to time, among other things, make subordinated loans to the Seller in order to finance a portion of the purchase price of Receivables, Related Security and Collections to be acquired by the Seller from the Originators and the Intermediate Transferors and for the other purposes permitted under the Subordinated Loan Agreement.

(F)                                 Each of the Originators, the initial Master Servicer, the Subordinated Lender and the Bunge Intermediate Transferor is (and any future Originator will be, and one or more future Intermediate Transferors may be) an Affiliate or direct or indirect Subsidiary of the Performance Undertaking Provider, and the Performance Undertaking Provider expects to receive substantial direct and indirect benefits from the transactions described above and the other transactions contemplated by the Originator Sale Agreements, the Intermediate Transfer Agreements, the Servicing Agreement, the Subordinated Loan Agreement and the other Transaction Documents.

(G)                                As an inducement for (1) the Seller Parties to purchase or otherwise acquire Receivables, Related Security and Collections from the Originators pursuant to the Originator Sale Agreements; (2) the Purchasers to make Incremental Investments under the Receivables Transfer Agreement; and (3) the Administrative Agent, the Purchasers and the other Secured Parties to participate in the transactions contemplated by the Receivables Transfer Agreement and the other Transaction Documents, the Performance Undertaking Provider has agreed, on the terms provided in this Agreement, to cause the due and punctual performance by each of the Originators and the other Performance Parties of their respective Obligations and to indemnify the Beneficiaries for any failure of such performance.

THIS AGREEMENT WITNESSES that:

1.                                       DEFINITIONS

1.1                                 Terms in Receivables Transfer Agreement

Unless otherwise defined herein, capitalized terms which are used in this Agreement have the meanings assigned to such terms in Section 1.1 (Certain defined terms) of the Receivables Transfer Agreement.  In the case of any inconsistency between such terms and the terms defined in Section 1.2 (Other defined terms) of this Agreement, the terms defined in Section 1.2 (Other defined terms) of this Agreement shall prevail for all purposes of this Agreement.  The principles of interpretation set forth in Sections 1.2 (Other terms) and 1.3 (Computations of time periods) of the Receivables Transfer Agreement apply to this Agreement as if fully set out herein.

1.2                                 Other defined terms

As used in this Agreement, capitalized terms defined in the preamble have the meanings as so defined, and the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Beneficiaries” means each of the “Secured Parties” under and as defined in the Receivables Transfer Agreement (including in their capacities as assignees of the rights of the Intermediate Transferors and the Seller).

“Bunge Intermediate Transferor” means the U.S. Intermediate Transferor and each other Intermediate Transferor which, at the time it becomes an Intermediate Transferor, is an Affiliate or direct or indirect Subsidiary of the Performance Undertaking Provider.

“Indemnified Amounts” is defined in Section 3 (General indemnity).

“Indemnified Party” is defined in Section 3 (General indemnity).

“Obligations” means, collectively, all covenants, agreements, terms, conditions, deemed collection undertakings, indemnities and other obligations of whatever nature to be performed and observed by each Performance Party under the Transaction Documents, whether monetary or non-monetary, including the due and punctual payment of all sums which are or may become due and owing by such Performance Party under the Transaction Documents, whether for fees, expenses, indemnified amounts, deemed collections or otherwise, including interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency, reorganization, arrangement or similar proceeding (whether or not allowed as a claim in such proceeding); provided that the Obligations shall not include any obligation of the Seller to pay Yield, Fees or any Invested Amount under the Receivables Transfer Agreement.

“Performance Parties” means (a) each of the Originators, (b) each of the Servicer Parties that is an Affiliate or direct or indirect Subsidiary of the Performance Undertaking Provider, (c) each Bunge Intermediate Transferor, (d) the Seller and (e) the Subordinated Lender, in each case, in any capacity in which it is a party to any Transaction Document.

“Receivables Transfer Agreement” means the Receivables Transfer Agreement dated the date hereof by and among the Seller, the Master Servicer, the Performance Undertaking Provider, the Conduit Purchasers and Committed Purchasers from time to time party thereto, and the Administrative Agent.

2.                                       PERFORMANCE UNDERTAKING

(a)                                  The Performance Undertaking Provider hereby agrees for the benefit of each of the Beneficiaries to cause each Performance Party to pay and perform its Obligations when and as due in accordance with the Transaction Documents.

(b)                                 If any Performance Party fails to pay or perform any of its Obligations when and as due in accordance with the Transaction Documents, then the Performance Undertaking Provider shall, subject to a Responsible Officer of the Performance Undertaking Provider receiving notice from any Beneficiary of or otherwise being aware of such failure and subject to any grace period applicable to the Obligations in accordance with the Transaction Documents, immediately perform, or cause the performance of, such Obligations, and shall, subject to such grace period, immediately pay to the Administrative Agent for the account of the relevant Beneficiaries, in same day funds, any such Obligations for the payment of money.

3.                                       GENERAL INDEMNITY

Without limiting any other rights that any Beneficiary or any of their respective officers, directors, agents, employees, controlling Persons or Affiliates of any of the foregoing (each an “Indemnified Party”) may have hereunder, under any other Transaction Document or under applicable Law, the Performance Undertaking Provider hereby agrees to indemnify and hold harmless each Indemnified Party from and against any and all damages, losses, claims, liabilities, deficiencies, costs, disbursements and expenses, including interest, penalties, amounts paid in settlement and reasonable attorneys’ fees and expenses (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any Indemnified Party (including in connection with or relating to any investigation by an Official Body, litigation or lawsuit (actual or threatened) or order, consent, decree, judgment, claim or other action of whatever sort (including the preparation of any defense with respect thereto)), in each case, arising out of or resulting from this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby, excluding, however, (a) Indemnified Amounts to the extent that such Indemnified Amounts resulted from the negligence, fraud or wilful misconduct on the part of such Indemnified Party; (b) recourse (except as otherwise specifically provided in this Agreement or any other Transaction Document) for Uncollectible Portfolio Receivables and the Related Security and Collections with respect thereto; (c) any Excluded Taxes and (d) any Indemnified Amount to the extent the same has been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document; provided that nothing in this Section 3 shall be construed as constituting a guarantee or indemnity in respect of the Seller’s obligation to make payments with respect to Yield, Fees or any Invested Amounts pursuant to the Receivables Transfer Agreement.

4.                                       TAXES

(a)                                  Any and all payments and distributions by the Performance Undertaking Provider under this Agreement shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Performance Undertaking Provider shall be required to deduct any Indemnified Taxes or Other Taxes from any such payment or distribution, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4), the recipient of such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Performance Undertaking Provider shall make such deductions, and (iii) the Performance Undertaking Provider shall pay the full amount deducted to the relevant Official Body in accordance with applicable Law.

(b)                                 In addition, the Performance Undertaking Provider shall pay any Other Taxes to the relevant Official Body in accordance with applicable Law.

(c)                                  The Performance Undertaking Provider shall indemnify each Indemnified Party within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Indemnified Party on or with respect to any payment by or on account of any obligation of the Performance Undertaking Provider hereunder (including Indemnified Taxes or Other Taxes required to be deducted or withheld from any payment made pursuant to any Transaction Document or imposed or asserted on or attributable to amounts payable under this Section 4) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body (other than those resulting from the Indemnified Party’s gross negligence, fraud or wilful misconduct).  A certificate (along with a copy of the applicable documents from the relevant Official Body) as to the amount of such payment or liability delivered to the Performance Undertaking Provider by an Indemnified Party, or by the Administrative Agent on its own behalf or on behalf of another Indemnified Party, shall be conclusive absent manifest error.  In connection with any request for compensation pursuant to this Section 4, the relevant Indemnified Party shall deliver to the Performance Undertaking Provider a receipt (or other evidence reasonably satisfactory to the Performance Undertaking Provider) of such payment or liability with respect to which such request relates.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Performance Undertaking Provider to an Official Body, the Performance Undertaking Provider shall deliver to the applicable Indemnified Party the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Indemnified Party.

(e)                                  Upon the reasonable request of the Performance Undertaking Provider, any Indemnified Party that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Performance Undertaking Provider is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Performance Undertaking Provider (with a copy to the Administrative Agent), such properly completed and executed documentation prescribed by applicable Law (and, so far as is practicable within the time or times required by applicable Law) as will permit such payments to be made without withholding or at a reduced rate; provided, that such Indemnified Party is legally able to complete, execute and deliver such documentation and such documentation has not already been provided by the Indemnified Party pursuant to Section 4(f) hereof.

(f)                                    Each Indemnified Party shall deliver to the Performance Undertaking Provider either (A) in the case of an Indemnified Party that is not a “U.S. Person” as defined in section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), a properly completed and executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8ECI, as appropriate, claiming to the effect a zero percent rate of U.S. federal income tax withholding on interest income, or (B) in the case of an Indemnified Party that is a “U.S. Person” as defined in Code section 7701(a)(30), a properly completed and executed IRS Form W-9 certifying that it is not subject to backup withholding.

Such IRS forms shall be delivered by each applicable Indemnified Party on or prior to the date on which such Indemnified Party becomes an Indemnified Party under this Agreement.  In addition, each Indemnified Party shall deliver such applicable IRS forms upon the obsolescence or invalidity of any IRS form previously delivered by such Indemnified Party; provided, however, that notwithstanding any other provision in this Section 4, an Indemnified Party shall not be required to deliver any such subsequent IRS form pursuant to this paragraph that such Indemnified Party is not legally able to complete, execute and deliver.

(g)                                 If an Indemnified Party determines, in its sole good faith discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Performance Undertaking Provider or with respect to which the Performance Undertaking Provider has paid additional amounts pursuant to this Section 4, it shall pay over such refund to the Performance Undertaking Provider (but only to the extent of indemnity payments made, or additional amounts paid, by the Performance Undertaking Provider under this Section 4 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Indemnified Party and without interest (other than any interest paid by the relevant Official Body with respect to such refund net of any applicable Taxes payable in respect of such interest); provided that the Performance Undertaking Provider, upon the request of such Indemnified Party, agrees to repay the amount paid over to the Performance Undertaking Provider (plus any penalties, interest or other charges imposed by the relevant Official Body) to such Indemnified Party in the event such Indemnified Party is required to repay such refund to such Official Body.  This Section 4 shall not be construed to require any Indemnified Party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Performance Undertaking Provider or any other Person.

(h)                                 Each Indemnified Party agrees that after it becomes aware of the occurrence of any event that would cause the Performance Undertaking Provider to pay an additional amount pursuant to this Section 4 with respect to Taxes or Other Taxes such Indemnified Party will use reasonable efforts to notify the Performance Undertaking Provider of such event.

(i)                                     Notwithstanding anything in this Section 4 to the contrary, the Performance Undertaking Provider shall not be required to pay to any Indemnified Party any amount pursuant to this Section 4 to the extent (i) such amount has been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document or (ii) such amounts constitute Excluded Taxes.

5.                                       AGREEMENT TO PAY COSTS AND EXPENSES

The Performance Undertaking Provider further agrees, as the principal obligor and not as a surety, to pay to the Administrative Agent for the benefit of the relevant Beneficiaries immediately upon written demand and in immediately available funds any and all stamp duty and other Taxes and fees payable in connection with the execution, delivery, filing and recording of any of the Transaction Documents (or any instrument or other document to be executed, delivered, filed or recorded under or in connection with any of the Transaction Documents); and the Performance Undertaking Provider agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes and fees.

6.                                       OBLIGATIONS ABSOLUTE; WAIVERS OF DEFENSES

The Performance Undertaking Provider’s obligations under this Agreement are absolute, unconditional and continuing and are in no way conditioned upon any of the matters listed below in this Section 6.  To the extent any such matter would, but for this Section 6, reduce, release, prejudice or otherwise limit or impair any of the Performance Undertaking Provider’s obligations under this Agreement, the Performance Undertaking Provider irrevocably waives:

(a)                                  any requirement of notice of acceptance of this Agreement or of any action taken or omitted by any Beneficiary or any other Person in reliance on this Agreement;

(b)                                 any requirement of presentment, protest, demand or notice of any nature (other than as expressly provided in this Agreement);

(c)                                  any requirement that the Administrative Agent or any other Beneficiary be diligent or prompt in giving notice of any Facility Event or other default or omission by any Performance Party under any Transaction Document or otherwise or in making any demand or asserting any rights of any Beneficiary under this Agreement;

(d)                                 any right (whether now existing or hereafter arising) to require any Beneficiary or any other Person:

(i)                                     to accelerate the repayment of any Obligations;

(ii)                                  to attempt to collect from any Performance Party any amounts owing by such Performance Party to any Beneficiary;

(iii)                               to file any claims in the event of receivership, bankruptcy, administration, arrangement or reorganization (or equivalent proceeding under any applicable Insolvency Law) of any Performance Party or any other Person;

(iv)                              to give notice to the Performance Undertaking Provider of the terms, time and place of any sale of any security for the Obligations; or

(v)                                 to proceed against any Performance Party, any other guarantor or any other Person, to proceed against or exhaust any security or collateral for any of the Obligations, or to exercise any right of set-off or any other means of obtaining payment or performance of any of the Obligations; and

(e)                                  any and all defenses (i) that at any time may be available in respect of the Obligations by virtue of any Insolvency Law now or hereafter in effect and (ii) based on suretyship or impairment of collateral.

7.                                       NO IMPAIRMENT

Each Beneficiary (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of the Performance Undertaking Provider or any other Person and without relieving the Performance Undertaking Provider of any liability under this Agreement, to deal with each Performance Party, and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as such Beneficiary in its sole discretion deems fit, and to this end the Performance Undertaking Provider agrees that the validity and enforceability of this Agreement, and the Performance Undertaking Provider’s obligations under this Agreement, shall not be impaired or affected by any of the following:

(a)                                  any extension, modification or renewal of, or indulgence with respect to, or substitution for, any or all of the Obligations at any time (including any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations or any other extension, compromise or renewal of any Obligations) (except that such extension, modification or renewal of, or indulgence with respect to, or substitution for, any or all of the Obligations, if duly made in accordance with the Transaction Documents, shall be given effect in determining the extent of the Obligations which the Performance Undertaking Provider is required to perform or cause to be performed);

(b)                                 any failure or omission to enforce any right, power or remedy with respect to any or all of the Obligations or any related agreement, or any collateral securing any or all of the Obligations;

(c)                                  any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of the Transaction Document (except that such amendment, rescission, waiver, modification or consent, if duly made in accordance with the Transaction Documents, shall be given effect in determining the extent of the Obligations which the Performance Undertaking Provider is required to perform or cause to be performed);

(d)                                 any reduction, limitation, impairment or termination of any or all of the Obligations or any of them for any reason, including any claim of waiver, release, surrender, alteration or compromise (except that any reduction, limitation, impairment or termination of any or all of the Obligations, if duly made in accordance with the Transaction Documents, shall be given effect in determining the extent of the Obligations which the Performance Undertaking Provider is required to perform or cause to be performed);

(e)                                  the genuineness, enforceability or validity of any or all of the Obligations, any security for the Obligations or any agreement relating to any of them;

(f)            the application of moneys received from any source to the payment of any Obligations for the payment of money or to the payment of other amounts which are not Obligations even though any Beneficiary might lawfully have elected to apply such moneys in a different manner;

(g)           the existence of any claim, setoff or other rights which the Performance Undertaking Provider or any other Person may have at any time against any Performance Party or any Beneficiary in connection with the Transaction Documents or any related or unrelated transaction;

(h)           any assignment or transfer by any Secured Party of any or all of the Obligations permitted by the Transaction Documents;

(i)            any transfer or purported transfer, any consolidation or merger of any Beneficiary with or into any other corporation or entity, or any change whatsoever in the objects, assets, capital structure, constitution or business of such Beneficiary;

(j)            any failure on the part of any Performance Party or any Beneficiary to perform or comply with any term of the Transaction Documents or any other document executed in connection with or delivered pursuant to any of them;

(k)           any impossibility or impracticality of performance, illegality, force majeure, or any act of any Official Body with respect to the Obligations;

(l)            any disability or other defense of any Person with respect to the Obligations, whether consensual or arising by operation of Law;

(m)          any other circumstance whatsoever (with or without notice to or knowledge of the Performance Undertaking Provider) which constitutes, or might be construed to constitute, an equitable or legal discharge of, or defense available to, the Performance Undertaking Provider under this Agreement, all whether or not the Performance Undertaking Provider shall have had notice or knowledge of any act or omission, condition or occurrence referred to above in this Section 7.

8.             UNENFORCEABILITY OF PERFORMANCE PARTY’S OBLIGATIONS

(a)           This Agreement shall be binding on the Performance Undertaking Provider notwithstanding:

(i)            any change of ownership of any Performance Party or any other Person or the insolvency, bankruptcy, reorganization, arrangement or any other change in the legal status of any Performance Party or any other Person;

(ii)           any change in or the imposition of any Law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations;

(iii)          the failure of any Performance Party or the Performance Undertaking Provider or any other Person to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Agreement, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Agreement; or

(iv)          if any of the moneys included in the Obligations have become unrecoverable from any Performance Party for any reason other than indefeasible payment in full of the payment Obligations in accordance with their terms.

(b)           This Agreement shall be in addition to any other guarantee, indemnity or other security for the Obligations, and shall not be rendered unenforceable by the invalidity of any such other guarantee, indemnity or security.

(c)           In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy, arrangement or reorganization of any Performance Party or for any other reason with respect to any Performance Party, all such amounts then due and owing with respect to the Obligations under the terms of the Transaction Documents, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by the Performance Undertaking Provider.

9.             REPRESENTATIONS AND WARRANTIES

The Performance Undertaking Provider hereby represents and warrants to each Beneficiary, as of the date of this Agreement and each other date the Seller is required to make a representation and warranty in accordance with Section 4.1 (Representations and Warranties of the Seller) of the Receivables Transfer Agreement that:

(a)           The Performance Undertaking Provider (i) is a company duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business, and is in good standing, in every other jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not have a Material Adverse Effect, and (iii) has all corporate or other organizational power and authority required to perform its obligations under the Transaction Documents to which it is a party and to carry on its business in each jurisdiction in which its business is now conducted unless the failure to have such power and authority would not have a Material Adverse Effect.

(b)           The execution, delivery and performance by the Performance Undertaking Provider of this Agreement and any other Transaction Document to which it is a party (i) are within the Performance Undertaking Provider’s corporate powers, (ii) have been duly authorized by all necessary corporate action, and (iii) do not contravene or constitute a default under (A) its Organizational Documents, (B)

any applicable Law, (C) any contractual restriction binding on or affecting the Performance Undertaking Provider or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Performance Undertaking Provider or its property, except in each case where any such contravention or default would not have a Material Adverse Effect, and (iv) do not result in or require the creation or imposition of any Adverse Claim (other than Permitted Adverse Claims) upon or with respect to any Portfolio Receivable, the Related Security or Collections with respect thereto or any Facility Account.  This Agreement and each other Transaction Document to which the Performance Undertaking Provider is a party have been duly executed and delivered by the Performance Undertaking Provider.

(c)           No authorization, approval, license, consent, qualification or other action by, and no notice to or filing or registration with, any Official Body or official thereof or any third party is required for the due execution, delivery and performance by the Performance Undertaking Provider of this Agreement or any other Transaction Document to which it is a party or any other document to be delivered by it hereunder or thereunder, except where the failure to have obtained any such authorization or approval or taken any such action or made any such filing or notice would not have a Material Adverse Effect.

(d)           Each of this Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Performance Undertaking Provider enforceable against the Performance Undertaking Provider in accordance with its terms, subject to any limitation on the enforceability thereof against the Performance Undertaking Provider arising from the application of any applicable Insolvency Law or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

(e)           All information, data, exhibits, documents, books, records and reports (“Information”) furnished by or on behalf of the Performance Undertaking Provider in connection with this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby is complete and accurate in all material respects as of its date, and no such Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading (provided that, with respect to projected financial information provided by or on behalf of the Performance Undertaking Provider, the Performance Undertaking Provider represents only that such information was prepared in good faith by management of the Performance Undertaking Provider on the basis of assumptions believed by such management to be reasonable as of the time made).  All financial statements which have been furnished by or on behalf of the Performance Undertaking Provider (i) have been prepared in accordance with GAAP consistently applied (except as approved by the external auditors and as disclosed therein, if any) and (ii) fairly present, in all material aspects, the financial condition of the Performance Undertaking Provider and, if applicable, its consolidated Subsidiaries as of the dates set forth therein and the results of any operations of the Performance Undertaking Provider and, if applicable, its consolidated Subsidiaries for the periods ended on such dates.

(f)            There are no actions, suits, investigations by an Official Body, litigation or proceedings at law or in equity or by or before any Official Body or in arbitration now pending against or affecting the Performance Undertaking Provider or any of its Subsidiaries or any of its or their respective businesses, revenues or other property (i) which involve or question the validity of this Agreement or any other Transaction Document to which it is a party or any of the transactions contemplated hereby or thereby (excluding any litigation or proceeding against any Obligor) or (ii) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Performance Undertaking Provider is not in default or violation of any order, judgment or decree of any Official Body or arbitrator which would reasonably be expected to have a Material Adverse Effect.

(g)           The Performance Undertaking Provider has (i) timely filed or caused to be filed all material Tax returns required to be filed and (ii) paid or made adequate provision for the payment of all material Taxes, assessments and other governmental charges due and payable by it, except (A) any such Taxes, assessments or other governmental charges that are being contested in good faith by appropriate proceedings and for which the Performance Undertaking Provider has set aside in its books adequate reserves in accordance with GAAP as reasonably determined by the Performance Undertaking Provider, or (B) to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(h)           The Performance Undertaking Provider is not an “investment company” as defined in, or is exempt from the registration requirements of, the U.S. Investment Company Act of 1940, as amended.

(i)            The direct and indirect benefits to the Performance Undertaking Provider from the transactions contemplated by the Transaction Documents provide fair market value to the Performance Undertaking Provider for the obligations it undertakes pursuant to this Agreement.

(j)            The Performance Undertaking Provider’s obligations under this Agreement and the other Transaction Documents to which it is a party rank at least pari passu with all of its unsecured unsubordinated Indebtedness (other than any such Indebtedness that is preferred by mandatory provision of law).

(k)           The Performance Undertaking Provider has adequate means to obtain from each Performance Party information concerning the financial condition of such Performance Party, and it is not relying on any Beneficiary to provide any such information.

10.           COVENANTS

Until the Final Payout Date, the Performance Undertaking Provider will:

10.1         Compliance with Laws, etc.

Comply in all material respects with all applicable Laws and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such Laws or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

10.2         Reporting requirements

Furnish or cause to be furnished:

(a)           Annual audited financial statements

To the Administrative Agent as soon as available and in any event within 120 days after the close of each of its fiscal years, audited financial statements of the Performance Undertaking Provider and its consolidated Subsidiaries as of the end of and for that fiscal year in each case prepared in accordance with GAAP consistently applied throughout the period reflected therein and with prior periods (except as approved by its accountants and disclosed therein), certified by its independent public accountants; provided, however, that the Performance Undertaking Provider shall not be required to deliver the financial statements described in this clause (a) if (i) such statements are available within the time period required by applicable laws on EDGAR or from other public sources and (ii) the Performance Undertaking Provider provides notice to the Administrative Agent of the public availability of such statements.

(b)           Quarterly financial statements

To the Administrative Agent as soon as available and in any event within 60 days after the end of each of its first three fiscal quarters of each fiscal year, financial statements of the Performance Undertaking Provider and its consolidated Subsidiaries as of the end of and for that fiscal quarter in each case prepared in accordance with GAAP consistently applied throughout the period reflected therein and with prior periods (except as approved by its chief financial officer), certified by the chief financial officer of the Performance Undertaking Provider; provided, however, that the Performance Undertaking Provider shall not be required to deliver the financial statements described in this clause (b) if (i) such statements are available within the time period required by applicable laws on EDGAR or from other public sources and (ii) the Performance Undertaking Provider provides notice to the Administrative Agent of the public availability of such statements.

(c)           Officer’s certificate

To the Administrative Agent concurrently with each of the financial statements to be delivered under Sections 10.2(a) and (b), a certificate of the chief financial officer, treasurer or controller of the Performance Undertaking Provider stating that no Facility Event has occurred and is continuing (or, if any such event is continuing, describing in reasonable detail such event and the steps, if any, being taken or to be taken by the Performance Undertaking Provider or any of the Performance Parties to remedy such event).

(d)           Notice of Facility Events

As soon as possible and in any event within two Business Days after a Responsible Officer of the Performance Undertaking Provider obtains knowledge of the occurrence of any Facility Event, to each Agent a statement of a Responsible Officer of the Performance Undertaking Provider setting forth details of such Facility Event and, if applicable, the action that the Performance Undertaking Provider or any of the Facility Parties has taken and proposes to take with respect thereto.

(e)           Notice of downgrades

As soon as possible and in any event within five (5) Business Days after a Responsible Officer of the Performance Undertaking Provider obtains knowledge thereof, to each Agent notice of any downgrade in the Applicable S&P Rating or Applicable Moody’s Rating, respectively (or the withdrawal by either S&P or Moody’s of the Applicable S&P Rating or Applicable Moody’s Rating, respectively), setting forth the debt affected and the nature of such change (or withdrawal).

(f)            Termination or Suspension of Originator Sale Agreement or Intermediate Transfer Agreements

To each Agent (i) at least two (2) Business Days’ prior written notice of any termination of the sale of Receivables by an Originator to the Seller or an Intermediate Transferor, as the case may be, pursuant to the related Originator Sale Agreement to which such Originator is a party and (ii) as soon as possible and in any event within two (2) Business Days after a Responsible Officer of the Performance Undertaking Provider obtains knowledge of the occurrence thereof, notice of any Seller Event under any Originator Sale Agreement.

(g)           Litigation; Material Adverse Effect

Promptly (and in any event within five (5) Business Days) after a Responsible Officer of the Performance Undertaking Provider obtains knowledge thereof, to each Agent notice of:

(i)            (A) the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity or by or before any Official Body or in arbitration against, or any investigation by any Official Body that may exist with respect to any Transaction Party, the Facility Accounts, the Transaction Documents or the transactions contemplated thereby, in each case, which could reasonably be expected, in the reasonable discretion of the Performance Undertaking Provider, to have a Material Adverse Effect or (B) any material adverse development that has occurred with respect to any such previously disclosed litigation, investigation or proceeding; and

(ii)           any other event or condition with respect to any Transaction Party that has had, or in the reasonable discretion of the Performance Undertaking Provider would reasonably be expected to have, a Material Adverse Effect.

(h)           Other information

As soon as reasonably practical and in any event no later than ten (10) Business Days after a request by any Agent, such other information with respect to (i) the Portfolio Receivables, the Related Security and Collections with respect thereto or the Facility Accounts as such Agent may from time to time reasonably request, or (ii) any Facility Event or Material Adverse Effect related to the Performance Undertaking Provider as such Agent may from time to time reasonably request (which shall include an explanation of the reason for such request).

10.3         Mergers, etc.

Except to the extent expressly permitted by the Transaction Documents, not liquidate or dissolve or enter into any amalgamation, merger or consolidation with any Person (other than any amalgamation, consolidation or merger of any Subsidiary with and into the Performance Undertaking Provider so long as the Performance Undertaking Provider shall be the surviving, resulting or continuing company), or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of the property (whether now owned or hereafter acquired) of the Performance Undertaking Provider and its consolidated Subsidiaries (taken as a whole) to any Person (each, a “Restricted Transaction”), unless (a) the Performance Undertaking Provider shall, subject to applicable Law, have given the Administrative Agent and each Committed Purchaser twenty (20) Business Days’ prior written notice of such Restricted Transaction, (b) if applicable, the surviving entity provides an acknowledgment or reaffirmation of its obligations hereunder and under the other Transaction Documents to which it is (or the applicable non-surviving entity was) a party, together with such opinions of counsel as any Agent may reasonably request, in each case, in form and substance reasonably satisfactory to such Agent, (c) no Material Adverse Effect would occur as a result of such Restricted Transaction and (d) no Facility Event exists after giving effect to such Restricted Transaction.

10.4         Taxes

File all material Tax returns and reports required by Law to be filed by it and will within the time period required by applicable Law or regulation pay all material Taxes and governmental charges at any time then due and payable by it, except to the extent such Taxes or governmental charges are being contested in good faith by appropriate proceedings and the Performance Undertaking Provider has set aside in its books adequate reserves in accordance with GAAP as reasonably determined by the Performance Undertaking Provider or the failure to do so would not reasonably be expected to have a Material Adverse Effect.

10.5         Sales, liens, etc.

Not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (except for Permitted Adverse Claims) upon or with respect to, the Portfolio Receivables, the Related Security and Collections with respect thereto, or the Facility Accounts, or any of its rights, title, interest in, to and under any of them (including any right to receive income in respect thereof) except pursuant to, and in accordance with, the Transaction Documents.

10.6         Amendments

Not make any material amendment or other modification to any Transaction Document to which it is a party except in accordance with the amendment provisions thereof.

10.7         Licenses, etc.

Shall maintain in full force and effect all licenses, approvals, authorizations, consents, registrations and notifications which are at any time required in connection with the performance of its duties and obligations hereunder and under the other Transaction Documents to which it is a party, except to the extent failure to do so would not have a Material Adverse Effect.

10.8         Change in auditors or accounting policies

Promptly notify the Administrative Agent of (i) any change in its auditors or (ii) any material change in its accounting policies to the extent such change in accounting policies could reasonably be expected to have a Material Adverse Effect.

11.           SUBROGATION; SUBORDINATION

11.1         Notwithstanding anything to the contrary contained herein, the Performance Undertaking Provider:

(a)           will not exercise or assert, until the Final Payout Date, any rights of subrogation (whether contractual, at law or in equity or otherwise) to the claims of any Beneficiary against any Performance Party, and until the Final Payout Date hereby waives any and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and claims which the Performance Undertaking Provider might now have or hereafter acquire against any Performance Party in connection with, or as a result of, the existence or performance of the Performance Undertaking Provider’s obligations under this Agreement;

(b)           will not claim any setoff, recoupment or counterclaim against any Performance Party in respect of any liability of the Performance Undertaking Provider to any Performance Party until the Final Payout Date; and

(c)           waives any benefit of and any right to participate in any collateral security which may be held by any Beneficiary (or its assigns).

11.2         The payment of any amounts due with respect to any indebtedness of any Performance Party now or hereafter owed to the Performance Undertaking Provider is hereby subordinated to the Obligations.  The Performance Undertaking Provider agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, until the Final Payout Date, the Performance Undertaking Provider will not demand, sue for or otherwise attempt to collect any indebtedness of any Performance Party to the Performance Undertaking Provider in its capacity as such.  If, notwithstanding the foregoing sentence, the Performance Undertaking Provider collects, enforces or receives any amounts in respect of such indebtedness before the Final Payout Date, it shall collect, enforce or receive and hold such amounts as trustee for the Beneficiaries and shall pay such amounts to the Administrative Agent on behalf of the Beneficiaries on account of the Obligations, without affecting in any manner the liability of the Performance Undertaking Provider under the other provisions of this Agreement.

11.3         The provisions of this Section 11 shall be supplemental to and not in derogation of any rights and remedies of any Beneficiary under any separate subordination agreement which any Beneficiary may at any time and from time to time enter into with the Performance Undertaking Provider.

12.           TERMINATION; REINSTATEMENT

The Performance Undertaking Provider’s obligations under this Agreement shall continue in full force and effect until the Final Payout Date; provided that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, arrangement or reorganization of any Performance Party or otherwise, as though such payment had not been made or such other satisfaction had not occurred.

13.           EFFECT OF BANKRUPTCY

This Agreement shall survive the bankruptcy, insolvency, reorganization or arrangement of any Performance Party and the commencement of any case or proceeding by or against any Performance Party under any applicable bankruptcy, insolvency or similar Law of any jurisdiction.  No stay of actions or remedies under any applicable bankruptcy, insolvency or similar Law of any jurisdiction to which any Performance Party is subject shall postpone the obligations of the Performance Undertaking Provider under this Agreement, except to the extent required by Law.

14.           JUDGMENT CURRENCY

14.1         If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing under this Agreement in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

14.2         The obligations of the Performance Undertaking Provider in respect of any sum due to any Beneficiary shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due under this Agreement (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by that Beneficiary of any sum adjudged to be so due in the Judgment Currency, the Beneficiary may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Beneficiary in the Agreement Currency, the Performance Undertaking Provider agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Beneficiary against such loss.  The obligations of the Performance Undertaking Provider contained in this Section 14 shall survive the termination of this Agreement and the payment of all other amounts owing under this Agreement.

15.           BENEFIT OF AGREEMENT

15.1         This Agreement shall be binding upon the Performance Undertaking Provider, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by each Beneficiary and its successors and assigns.

15.2         Notwithstanding any other term or condition of this Agreement, but subject to Section 17 (Amendments and Waivers), the consent of any Person who is not a party hereto is not required to rescind or vary this Agreement at any time.

16.           ASSIGNMENT

16.1         The Performance Undertaking Provider may not assign or transfer any of its obligations under this Agreement without the prior written consent of the Administrative Agent and the Purchaser Agents.

16.2         The Performance Undertaking Provider acknowledges that each Secured Party may assign its rights, remedies, powers and privileges under this Agreement to the extent permitted in the Receivables Transfer Agreement.  The Performance Undertaking Provider agrees that the Administrative Agent shall have the right to enforce this

Agreement and to exercise directly all of its rights, remedies, powers and privileges under this Agreement (including the right to give or withhold any consents or approvals to be given or withheld by it under this Agreement) and the Performance Undertaking Provider agrees to cooperate fully with the Administrative Agent in the exercise of such rights, remedies, powers and privileges; provided that each of the Secured Parties shall only enforce or otherwise take action under this Agreement by acting through the Administrative Agent.

17.           AMENDMENTS AND WAIVERS

No amendment or waiver of any provision of this Agreement and no consent to any departure by the Performance Undertaking Provider from any provision of this Agreement shall be effective unless the same is in writing and signed by the Administrative Agent (with the consent or at the direction of the Required Committed Purchasers) and the Performance Undertaking Provider; provided that no amendment, waiver or consent, unless in writing and signed by the Administrative Agent and each Purchaser Agent shall release the Performance Undertaking Provider from its obligations under this Agreement.  No failure on the part of any Beneficiary to exercise, and no delay in exercising, any power, right or remedy under this Agreement shall operate as a waiver of that power, right or remedy; nor shall any single or partial exercise of any power, right or remedy under this Agreement preclude any other or further exercise of that power, right or remedy or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and non-exclusive of any rights and remedies provided by law.

18.           NOTICES

All communications and notices provided for under this Agreement shall be provided in the manner and to the addresses set out in Schedule 2 (Address and Notice Information) to the Receivables Transfer Agreement.

19.           GOVERNING LAW, JURISDICTION AND PROCESS

19.1         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

19.2         Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement.  Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

19.3         Each of the parties hereto consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified herein.  Nothing in this Section 19.3 shall affect the right of any party to serve legal process in any manner permitted by law.

19.4         TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

20.           NO PROCEEDINGS; LIMITED RECOURSE

(a)           The Performance Undertaking Provider hereby agrees that:

(i)            it will not institute against any Conduit Purchaser (or its related commercial paper issuer) any proceeding of the type referred to in the definition of Event of Bankruptcy so long as any Commercial Paper or other senior indebtedness issued by such Conduit Purchaser shall be outstanding or there shall not have elapsed two years plus one day since the last day on which any such Commercial Paper or other senior indebtedness shall have been outstanding; and

(ii)           notwithstanding anything to the contrary contained herein or in any other Transaction Document, the obligations of each Conduit Purchaser under the Transaction Documents are solely the corporate obligations of such Conduit Purchaser and shall be payable only at such time as funds are actually received by, or are available to, such Conduit Purchaser in excess of funds necessary to pay in full all outstanding Commercial Paper issued by such Conduit Purchaser and shall be non-recourse other than with respect to such excess funds and, without limiting Section 20(a)(ii), if ever and until such time as such Conduit Purchaser has sufficient funds to pay such obligation, shall not constitute a claim against such Conduit Purchaser; and

(b)           No claim may be made by any party against any other party or their respective Affiliates, directors, officers, employees, attorneys or agents (each a “Default Party”) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith, except with respect to any claim arising out of the willful misconduct or gross negligence of such Default Party; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

21.           ENTIRE AGREEMENT; SEVERABILITY

(a)           This Agreement constitutes the entire agreement of the parties hereto with respect to the matters set forth herein.

(b)           The rights and remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law or any other agreement.

(c)           In any action or proceeding in any jurisdiction, if the obligations of the Performance Undertaking Provider under this Agreement would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Performance Undertaking Provider’s liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by the Performance Undertaking Provider or any Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.

(d)           The provisions of this Agreement are severable.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in that jurisdiction without invalidating or making unenforceable any of the remaining provisions in that jurisdiction or that provision or any other provision in any other jurisdiction.

22.           EXECUTION

This Agreement may be executed in any number of counterparts, and by different parties on separate counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.  Delivery by facsimile transmission or by electronic file in a format that is accessible by the recipient of a copy of an executed signature page of this Agreement shall operate as delivery of an executed counterpart of this Agreement.

EXECUTION of Performance Undertaking Provider:

BUNGE LIMITED

By:	/s/ Alberto Weisser
Name: Alberto Weisser
Title: Chief Executive Officer and Chairman

Performance and Indemnity Agreement

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Execution of Performance and Indemnity Agreement:

The Administrative Agent:

COÖPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A.

By:	/s/ James Han
Name: James Han
Title: Executive Director

Performance and Indemnity Agreement

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